MATERIAL CONTRACTS – EXHIBIT 10

20-F ANNUAL REPORT

Filed May 2007

Index:

Management Contract between Equity Engineering Ltd. and Rimfire Minerals Corporation effective January 1, 2007	2

MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of December, 2006.

BETWEEN:

RIMFIRE MINERALS CORPORATION,

of 700 -700 West Pender

Street, Vancouver, British Columbia, V6C IG8

(the "Company")

OF THE FIRST PART

AND:

EQUITY ENGINEERING LTD.,

of 700- 700 West Pender Street,

Vancouver, British Columbia, V6C IG8

(the "Manager")

OF THE SECOND PART

WHEREAS:

A.

One of the principals of the Manager is David A. Caulfield ("Caulfield "), who has expertise in administration and management which is of value to the Company;

B.

The Company wishes to engage the Manager to provide administration and management services to the Company on the terms and conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

1.

The Company agrees to engage the Manager on the terms and conditions set out herein, commencing as of January 1, 2007.

2.

The Manager, through Caulfield, shall be responsible for the general administration and management of the Company, together with such other duties and responsibilities, as the Board of Directors of the Company shall decide from time to time.

3.

The Company hereby agrees to remunerate the Manager in an amount to be mutually agreed upon at each anniversary date for providing and continuing to provide the services referred to in paragraph 2 herein. The amount shall be $10,800 per month commencing as January 1, 2007 until December 31, 2007.

4.

The Company hereby agrees to remunerate the Manager for the Company’s proportional share of rent, email and internet services and administrative services provided by the Manager’s employees or contractors.

5.

During the term of its engagement hereunder the Manager shall devote sufficient time, attention and expertise to the administration and management of the Company as may be necessary for the proper exercise of its duties hereunder.

6.

This Agreement shall continue until December 31, 2007, provided, however, that either party hereto may terminate this Agreement by giving six months written notice to the other party. In the event the Company does not provide the required six months notice, the Company shall pay the Manager a sum equal to six month's fees hereunder.

7.

This Agreement may be renewed by the Company upon substantially the same terms and conditions for a period of not more than one year.

8.

Any notice under this Agreement shall be given in writing and delivered to the party to receive such notice at the address of the party indicated on page 1 hereof, or at such other address as a party may hereafter designate by notice in writing. Such notice shall be effective forthwith from the date of delivery.

9.

The Manager shall not, during or after the term of this Agreement, for its own benefit or to the detriment of the Company, disclose to any person, firm or corporation any information concerning the business or affairs of the Company that the Manager acquired during the course of, or incidental to, providing services to the Company.

10.

Upon termination of its engagement hereunder, the Manager shall immediately deliver to the Company all correspondence, documents and papers belonging to the Company, which may be in its possession or control.

11.

This Agreement may not be assigned by either party.

12.

This Agreement is subject to acceptance by regulatory authorities, if required.

13.

This Agreement shall enure to the benefit of the parties hereto or their respective successors at law.

14.

This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

RIMFIRE MINERALS CORPORATION	EQUITY ENGINEERING LTD
Per:	Per:
Authorized Signatory	Authorized Signatory